Exhibit 99.1

October 1, 2015

COMPANY CONTACT
FutureFuel Corp.
Paul M. Flynn
(314) 854-8385 www.futurefuelcorporation.com

FutureFuel Chemical Company Enters into Contract Amendment

to Extend Supply of NOBS Laundry Detergent Additive

to Procter & Gamble through 2018

CLAYTON, Mo. (October 1, 2015) – FutureFuel Corp. (NYSE: FF), a manufacturer of custom and performance chemicals and biofuels (together with its subsidiaries, "FutureFuel"), today announced that on September 30, 2015, its subsidiary, FutureFuel Chemical Company (“FFCC”), signed a contract amendment to extend the supply of NOBS, a bleach activator laundry additive, to Procter & Gamble (“P&G”) through 2018. P&G previously expressed its intent to terminate the NOBS supply arrangement effective December 31, 2015, but it has now been reinstated on amended terms. The amendment provides for sales of NOBS to P&G in reduced volumes with adjusted pricing during 2015-2018 to account for revised market conditions.

“We are very proud of our long-standing relationship with P&G,” said Paul Flynn, FFCC Executive Vice President of Business & Marketing.

Mr. Flynn further stated that “FFCC also has acquired certain intellectual property rights relating to NOBS laundry detergent formulations which will support sales to other laundry detergent manufacturers. NOBS is the highest performing bleach activator product on the market. FFCC already has evaluated NOBS in multiple commercial laundry detergent applications from around the world and demonstrated improved cleaning performance in particular at lower wash temperatures.” According to the Swiss Agency for Efficient Energy Use (S.A.F.E.), washing at lower temperatures (max. 20°C/68°F) uses 70% less electricity compared to a 60°C/140°F cycle. “We believe our current NOBS products are very well suited to the continued trends of sustainable products that conserve resources and reduce CO2 emissions. While maintaining our important relationship with P&G, this amendment allows us to look for growth with other customers in the laundry detergent market,” stated Flynn.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biobased products comprised of biofuels and biobased specialty chemical products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom manufacturing”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes a bleach activator for a major detergent manufacturer, a proprietary herbicide and intermediates for a major life sciences company, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment involves predominantly the production of biodiesel. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2014 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document which reflect FutureFuel’s management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

# # #

2